Exhibit 99.1
PHH Corporation Announces Enhanced Corporate Governance Practices
Mt. Laurel, NJ — May 28, 2010 — PHH Corporation (NYSE:PHH) (“PHH” or the “Company”) today announced that its Board approved updates to the Company’s corporate governance policies as part of its ongoing efforts to enhance corporate governance. Jerome J. Selitto, president and chief executive officer of PHH, stated that “These changes reflect our Board’s and management’s confidence in the future of PHH, and our commitment to excellence in corporate governance.” These actions include:
•	Expiration of Shareholder Rights Plan — The Board amended the expiration date of the Company’s shareholder rights plan to May 28, 2010 from January 31, 2015.

•	Shareholder Rights Plan Policy - The Board adopted a shareholder rights plan policy, effective immediately, under which PHH will seek stockholder approval prior to the adoption of a shareholder rights plan, unless the Board, in the exercise of its fiduciary duties, determines that it is in the best interests of the Company and its stockholders to adopt a shareholder rights plan without such stockholder approval. The policy also states that if a shareholder rights plan is adopted without prior stockholder approval, the rights plan will expire after one year unless ratified by stockholders.

•	Majority Voting Policy — The Board adopted a majority voting policy for the election of its directors, effective immediately. Under the majority voting policy, if any director nominee receives less “for” votes than “against” votes in an uncontested election of directors, the director is expected to tender his or her resignation. If an incumbent director fails to receive the required vote for re-election, then, within 90 days following certification of the stockholder vote, the Corporate Governance Committee will act to determine whether to accept the director’s resignation and will submit such recommendation for prompt consideration by the Board, and the Board will act on the Corporate Governance Committee’s recommendation.
The amendment to the Company’s shareholder rights plan is effective as of the close of business on May 28, 2010. The rights plan as originally adopted was attached as an exhibit to a Form 8-K filed by PHH with the Securities and Exchange Commission on February 1, 2005. The full text of the amendment to the shareholder rights plan will be filed by PHH with the Securities and Exchange Commission on a Form 8-K.
About PHH Corporation
Headquartered in Mount Laurel, New Jersey, PHH Corporation is a leading outsource provider of mortgage and vehicle fleet management services. Its subsidiary, PHH Mortgage Corporation, is one of the top five retail originators of residential mortgages in the United States1, and its subsidiary, PHH Arval, is a leading fleet management services provider in the United States and Canada. For additional information about the company and its subsidiaries, please visit our website at www.phh.com.
Forward-Looking Statements
Statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You should understand that these statements are not guarantees of performance or results and are preliminary in nature. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may result”, “will result”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our periodic reports filed with the Securities and Exchange Commission under the Exchange Act in connection with any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.
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Contact Information:
Investors:
Nancy R. Kyle
856-917-4268

1   Inside Mortgage Finance, Copyright 2010